                                                                   EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus on Form S-4 of our report dated February 7, 1997 which appears on page 36 of Tencor Instrument's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ PRICE WATERHOUSE LLP
San Jose, California
March 6, 1997